Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-239571 and 333-254803) and Form S-3 (No. 333-258798) of Akouos, Inc. of our report dated March 29, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 29, 2022